Exhibit 10.6

USA TECHNOLOGIES, INC.

2013 STOCK INCENTIVE PLAN

1.             Purpose. The purpose of the USA Technologies, Inc. 2013 Stock Incentive Plan is to provide an incentive to Employees, Consultants and Directors of the Company who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company’s welfare, and to aid in gaining the services of Employees, Consultants and Directors of outstanding ability who will contribute to the Company’s success.

2.             Definitions.

2.1            “Award” means an award of Stock under the Plan.

2.2            “Board” means the Board of Directors of USA.

2.3            “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include any successor to such section.

2.4            “Committee” means the Compensation Committee of the Board; provided, however, that if an Award is to be made to an Employee who is an executive officer of USA or to a Director of USA, any award to be made to any such executive officer or Director shall also be approved by the Directors of USA.

2.5            “Common Stock” means USA common stock, no par value per share, or such other class or kind of shares of capital stock or other securities as may result from the application of Section 7 hereof.

2.6            “Company” means USA and any successor thereof.

2.7            “Consultant” means a consultant retained to provide bona fide services to, and who is not an employee of USA.

2.8            “Director” means each director of USA who is not an employee of USA.

2.9            “Employee” means an officer or employee of the Company including a director who is such an employee.

2.10          “Fair Market Value” means, on any given date, the mean between the high and low prices of actual sales of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date, or, if the Common Stock was not so listed, the average closing bid price of the stock for each of the five trading days prior to such date.

2.11          “Holder” means an Employee, Director or Consultant to whom an Award is made.

2.12          “USA” means USA Technologies, Inc., a Pennsylvania corporation and any successor thereto.

2.13          “1933 Act” means the Securities Act of 1933, as amended.

2.14          “Plan” means the USA 2013 Stock Incentive Plan herein set forth, as amended from time to time.

2.15          “Stock” means Common Stock awarded by the Committee under Section 6 of the Plan.

2.16          “SEC” means the United States Securities and Exchange Commission.

2.17          “Stock Award Agreement” means a Stock Award Agreement evidencing an Award granted under the Plan.

3.             Eligibility. Any Employee, Director or Consultant is eligible to receive an Award.

4.             Administration of Plan.

4.1            The Plan shall be administered and interpreted by the Committee, which shall have full authority to act in selecting Employees, Directors and Consultants to whom Awards will be made, in determining the type and amount of Awards to be granted to each such Holder, the terms and conditions of Awards and the terms of agreements which will be entered into with Holders in connection with Awards.

4.2            The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Award is made.

4.3            The Committee shall have the power to adopt regulations for carrying out the Plan and to make such changes in such regulations as it shall from time to time deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend any existing Award in order to carry out the purposes of the Plan so long as such amendment does not deprive the Holder of any benefit granted by the Award and so long as the amended Award comports with the terms of the Plan. Amendments adverse to the interests of the Holder must be approved by the Holder. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Plan participants.

5.             Shares of Stock Subject to the Plan.

5.1            Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for Awards under the Plan shall be 500,000 shares.

5.2            Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.             Stock.

An Award of Stock is a grant by the Company of a specified number of shares of Common Stock to the Holder, which shares may be subject to forfeiture upon the happening of specified events. Such an Award may be subject to the following terms and conditions:

6.1            An Award of Stock may be evidenced by a Stock Award Agreement. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2            Upon determination of the number of shares of Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner.

6.3            The Committee may condition the grant of an Award of Stock upon the Holder’s achievement of one or more performance goal(s) specified in the Stock Award Agreement. If the Holder fails to achieve the specified performance goal(s), the Committee shall not grant the Stock to the Holder, or the Holder shall forfeit the Award of Stock and the Common Stock shall be forfeited to the Company.

6.4            The Stock Award Agreement, if any, shall specify the performance, employment or other conditions (including termination of employment on account of death, disability, retirement or other cause) under which the Stock may be forfeited to the Company.

6.5            The Stock Award Agreement may also contain (a) an agreement not to compete with the Company and its subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Holder’s employment with or affiliation with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Holder; and (c) an agreement to retain the confidentiality of certain information.

7.             Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of USA affecting the Common Stock, or any distribution to shareholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan as it determines appropriate. No fractional shares of stock shall be issued pursuant to such an adjustment, but an amount equivalent to the portion of Fair Market Value attributable to any such fractional shares shall, where appropriate, be paid in cash to the Holder.

8.             Termination and Amendment. The Plan shall remain in full force and effect until terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

9.             Form S-8.

9.1            Promptly upon the approval of this Plan by the Board of Directors of USA and the shareholders, the Company shall, at its cost and expense, register all of the Stock under the 1933 Act pursuant a to Form S-8 registration statement.

9.2            Notwithstanding anything else set forth herein, an Award shall not be made to any Director, Consultant or Employee unless such person is eligible to receive Stock which has been registered under a Form S-8 registration statement. In this regard, any Stock issuable to a Consultant or Director shall be issued to an individual who provided bona fide services to USA and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for USA’s securities.

9.3            In connection with the issuance of any Stock pursuant to the Plan, USA shall at its expense, use its best efforts to have any such Stock exempted from the registration requirements under applicable state securities laws.

9.4            The documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement, and any additional information about the Company, the Plan and the Plan administrators may be obtained, without charge, upon written request made to the Company at 100 Deerfield Lane, Suite 140, Malvern, PA 19355, Attn: Stephen P. Herbert, Chief Executive Officer, or by calling 610-989-0340.

10.           General Provisions.

10.1          The Plan shall become effective upon its approval by the Board, subject to the approval of the Plan by the shareholders of the Company at the Company’s annual meeting of shareholders to be held on June 21, 2013, and any adjournment or postponement thereof.

10.2          Nothing contained in the Plan, or an Award granted pursuant to the Plan, shall confer upon an Employee any right with respect to continuance of employment by the Company or upon any Director or Consultant any right with respect to continuance of Board service or the consulting arrangement (as the case may be), nor interfere in any way with the right of the Company to terminate such relationships at any time.

10.3          Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. Stock Award Agreements evidencing Awards may contain appropriate provisions to effect withholding, including providing for the withholding of Stock by USA otherwise deliverable to a Holder having a Fair Market Value equal to the minimum amount required to be withheld by the Company. The Plan is not qualified under Section 401(a) of the Code.

10.4          To the extent that federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the Commonwealth of Pennsylvania and construed accordingly.

Dated: April 19, 2013